Exhibit 3.1

Delaware PAGE 1 The First State. I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “MORNINGSTAR PARTNERS, L.P. “, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JANUARY, A.D. 2012, AT 5:05 O’CLOCK P.M. Jeffrey W. Bullock, Secretary of State 5097155 8100 AUTHENTICATION: 9305546 120060260 DATE: 01-19-12 You may verify this certificate online at oorp.delaware.gov/authvar.@html

State of Dalaware Soorotary of State Division of Corporations Delivered 05:24 PM 01/18/2012 FILED 05:05 PM 01/18/2012 SRV 120050260 - 5097155 FILE CERTIFICATE OF LIMITED PARTNERSHIP OF MORNINGSTAR PARTNERS, L.P. The undersigned general partner, desiring to form a limited partnership (the “Partnership”) pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, hereby duly executes this Certificate of Limited Partnership, to be effective as of the date of filing with the Secretary of State. 1. The name of the Partnership is MorningStar Partners, L.P. 2. The address of the registered office of the Partnership in the state of Delaware is 1675 S. State St ., Suite B, Dover, Delaware 19901, and the name of the registered agent whose business office address will be the same as the registered office address is Capitol Services, Inc. 3. The name and mailing address of the general partner of the Partnership are as follows: 4. NAME      MAILING ADDRESS MorningStar Oil & Gas, LLC      306 W. 7th St ., Ste. #306 Fort Worth, TX 76102 a Delaware limited liability company SIGNED on this the 18th day of January, 2012, GENERAL PARTNER MORNINGSTAR OIL & GAS, LLC, a Delaware limited liability company By: Name: Vaughia O. Vemmerbjerg II Title: Authorized Member